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                                                                 Exhibit 10.23

                               TWELFTH AMENDMENT
                                       TO
                              ANGELICA CORPORATION
                            RETIREMENT SAVINGS PLAN
                            -----------------------


      WHEREAS, Angelica Corporation, a corporation duly organized and existing under the laws of the State of Missouri (hereinafter the "Company"), established and continues to maintain the Angelica Corporation Retirement Savings Plan (hereinafter the "Plan"); and

      WHEREAS, effective January 1, 1993, the Company desires to amend the Plan to spin-off and create a new plan for that portion of the Plan related to the Tax Credit Contributions which the Company made on behalf of eligible Participants to the Plan prior to January 1, 1987;

      NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 1993, as follows:

                                     I.

      Section 1.1 is hereby amended and shall read as follows:

            "1.1. `Account' or `Accounts' (whether or not the word is capitalized) shall mean all of the following, but if there are not all shall mean whichever exists:

            (1) The Matching Contributions Account required to be established and maintained in accordance with the provisions of
            Section 5.1

            (2) the Salary Deferral Account required to be established and maintained in accordance with the provisions of Section 5.1;

            (3) the Rollover Account required to be established and maintained in accordance with the provisions of Article XI.

      A Participant's right to the amount credited to his Account is 100% vested and nonforfeitable at all times."

                                     II.

      Section 1.28, "Tax Credit Contributions," is hereby deleted in its entirety and subsequent Sections 1.29 through 1.34 are hereby renumbered as Sections 1.28 through 1.33 and all references to the renumbered sections made throughout the Plan are renumbered accordingly.

                                    III.

      Section 4.2, "Tax Credit Contributions," is hereby deleted in its entirety and subsequent Sections 4.3 through 4.8 are hereby renumbered as Sections 4.2 through 4.7 and all references to the renumbered sections made throughout the Plan are renumbered accordingly.


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                                     IV.

      Section 5.1 is hereby amended and shall read as follows:

            "5.1. The Administrator shall establish and maintain or shall cause to be established and maintained two separate accounts in the name of each Participant of the Plan. Such accounts shall be designated `Salary Deferral Account' and `Matching Contributions Account'."

                                     V.

      Section 5.2 is hereby deleted in its entirety and subsequent Sections
5.3 through 5.7 are hereby renumbered as Sections 5.2 through 5.6 and all references to the renumbered sections made throughout the Plan are renumbered accordingly.

                                     VI.

      Section 6.l.E is hereby deleted in its entirety.

                                    VII.

      Section 9.7 is hereby amended and shall read as follows:

            "9.7. No distribution shall be made to a Participant from his Salary Deferral Account, Matching Contribution Account and any Rollover Account earlier than upon one of the following events: (i) the Participant's death, Permanent Disability, separation from service, or attainment of age 59 1/2; or (ii) the Participant's hardship (as defined in Section 8.1). In the case of any distribution to a Reporting Person due to the attainment of age 59 1/2, or due to hardship (as defined in Section 8.1), and not due also to death, retirement, disability or termination of employment, such distribution may be made from any interests of such Reporting Person in the Company Stock Fund but, in such event, the Reporting Person shall not make any subsequent contributions or transfers into the Company Stock Fund for a period of at least six months after the date that the distribution from the Company Stock Fund is made."


      IN WITNESS WHEREOF, the Company has executed this Twelfth Amendment and affixed its corporate seal hereto by its duly authorized officers on this 26th day of July 1994.
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                                  ANGELICA CORPORATION

                                       /s/ L. J. Young
                                  By------------------------------------------
                                       President and Chief Executive Officer


WITNESSED BY:

   /s/ Jill Witter
- --------------------
Secretary
                                                                   933570036/2